SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[X ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 HUB GROUP, INC.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 HUB GROUP, INC.

                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)     Title of each class of securities to which transaction applies:

        2)     Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):

        4)     Proposed maximum aggregate value of transaction:

        5)     Total fee paid:

[  ]    Fee paid previously with preliminary materials

[ ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:

        2)     Form, Schedule or Registration Statement No.:

        3)     Filing Party:

        4)     Date Filed:

                                                                 April 12, 2000


Dear Stockholder:

         You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Hub Group, Inc. This meeting will be held in Prairie Room A and B at the Lodge on the McDonald's Office Campus at 2815 Jorie Boulevard, Oak Brook, Illinois at 10:00 a.m. Chicago time on Wednesday, May 17, 2000.

         The attached Notice of 2000 Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon. The Annual Report to Stockholders is also enclosed.

         We hope you will be able to attend the meeting. However, even if you anticipate attending in person, we urge you to mark, sign, date, and return the enclosed proxy card to ensure that your shares will be represented. If you attend, you will, of course, be entitled to vote in person.

                                   Sincerely,

                                   PHILLIP C. YEAGER
                                   Chairman

                                 HUB GROUP, INC.

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Hub Group, Inc.:

         The Annual Meeting of Stockholders of Hub Group, Inc., a Delaware corporation (the "Company"), will be held in Prairie Room A and B at the Lodge on the McDonald's Office Campus at 2815 Jorie Boulevard, Oak Brook, Illinois on Wednesday, May 17, 2000, at 10:00 a.m., Chicago time, for the following purposes:

         (1) To elect six directors of the Company to hold office until the next annual meeting of stockholders; and

         (2) To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

         A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Company's Annual Report to Stockholders also accompanies this Notice.

         The Board of Directors has fixed the close of business on March 31, 2000, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

                                  By order of the Board of Directors,





                                  DAVID C. ZEILSTRA
                                  Vice President, Secretary and General Counsel

Lombard, Illinois
April 12, 2000

                             YOUR VOTE IS IMPORTANT

                PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
               RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER
                 OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

                                 HUB GROUP, INC.
                       377 E. BUTTERFIELD ROAD, SUITE 700
                             LOMBARD, ILLINOIS 60148

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hub Group, Inc., a Delaware corporation ("Hub Group" or the "Company"), of proxies for use at the 2000 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 17, 2000, and any adjournment thereof (the "Annual Meeting"). This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about April 12, 2000.

         The Company's Class A common stock, $.01 par value (the "Class A Common Stock"), and the Class B common stock, $.01 par value (the "Class B Common Stock," together with the Class A Common Stock, the "Common Stock"), are the only issued and outstanding classes of stock. Only stockholders of record at the close of business on March 31, 2000 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 7,046,050 shares of Class A Common Stock (each a "Class A Share") and 662,296 shares of Class B Common Stock (each a "Class B Share," and collectively with the Class A Shares, the "Shares") outstanding and entitled to vote.

                          VOTING RIGHTS AND PROCEDURES

         Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed proxy form is returned to the Company and one or more proposals are not marked, it will be voted in accordance with the recommendation of the Board of Directors on all such proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person.

         Each Class A Share is entitled to one (1) vote and each Class B Share is entitled to twenty (20) votes. The holders of Shares having a majority of the votes which could be cast by the holders of all Shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum. The Yeager family members own all 662,296 shares of Class B Common Stock. Consequently, the Yeager family controls approximately 65% of the voting power of the Company on all matters presented for stockholder action. The Yeager family members are parties to a stockholders' agreement, pursuant to which they have agreed to vote all of their shares of Class B Common Stock in accordance with the vote of the holders of a majority of such shares.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and such election inspectors will determine whether or not a quorum is present.

         The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 2000 Annual Meeting of Stockholders enclosed herewith. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of the holders of Shares having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company's Certificate of Incorporation, the Company's By-laws or applicable law. A list of stockholders as of the record date will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting at the Company's offices in Lombard.

                              ELECTION OF DIRECTORS

         The number of directors of the Company, as determined by the Board of Directors under Article III of the Company's By-laws, is currently six. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

         The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director currently serves as a director of the Company. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.

         Directors are elected by a plurality of the votes cast at the Annual Meeting, provided a quorum is present. The outcome of the election is not affected by abstentions or the withholding of authority to vote in the election, or by broker non-votes. Stockholders are not allowed to cumulate their votes in the election of directors.

         If a stockholder desires to nominate persons for election as directors at the next Annual Meeting of Stockholders written notice of such stockholder's intent to make such a nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail no earlier than February 16, 2001 nor later than March 19, 2001. Each notice must describe the nomination in sufficient detail for the nomination to be summarized on the agenda for the meeting and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder making the nomination, (ii) a representation that the stockholder is a holder of record of stock in the Company entitled to vote at the annual meeting of stockholders and intends to appear in person or by proxy at the meeting to present the nomination, (iii) a statement of the class and number of shares beneficially owned by the stockholder, (iv) the name and address of any person to be nominated, (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (vi) such other information regarding such nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "Commission"), and (vii) the consent of such nominee to serve as a director of the Company if elected. The presiding officer of the annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting will not be considered.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                  BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
NAME                     AGE                  AND OTHER INFORMATION
----                     ---                  ---------------------
  Phillip C. Yeager      72      Phillip C. Yeager has been Chairman of the
                                 Board since October 1985.  From April 1971 to
                                 October 1985, Mr. Yeager served as President of
                                 Hub City Terminals, Inc. ("Hub Chicago").
                                 Mr. Yeager became involved in intermodal transportation in 1959, five years after the introduction of intermodal transportation in the United States, as an employee of the Pennsylvania and Pennsylvania Central
                                 Railroads. He spent 19 years with the
                                 Pennsylvania and Pennsylvania Central
                                 Railroads, 12 of which involved intermodal transportation. In 1991, Mr. Yeager was named the Man of the Year by the Intermodal
                                 Transportation Association. In 1995, he
                                 received the Salzburg Practitioners Award from Syracuse University in recognition of his lifetime achievements in the transportation industry. In October 1996, Mr. Yeager was inducted into the Chicago Area Entrepreneurship
                                 Hall of Fame sponsored by the University of Illinois at Chicago. In March 1997, he received the Presidential Medal from Dowling
                                 College for his achievements in transportation services. In September 1998 he received the Silver Kingpin award from the Intermodal
                                 Association of North America and in February
                                 1999 he was named Transportation Person of the Year by the New York Traffic Club. Mr. Yeager graduated from the University of Cincinnati in 1951 with a Bachelor of Arts degree in Economics. Mr. Yeager is the father of David P. Yeager, Vice Chairman and Chief
                                 Executive Officer and Mark A. Yeager,
                                 President - Field Operations.

  David P. Yeager        47      David P. Yeager has served as the Company's
                                 Vice Chairman of the Board since January 1992 and as Chief Executive Officer of the Company since March 1995. From October 1985 through
                                 December 1991, Mr. Yeager was President of Hub
                                 Chicago. From 1983 to October 1985, he served as Vice President, Marketing of Hub Chicago.
                                 Mr. Yeager founded the St. Louis Hub in 1980 and served as its President from 1980 to 1983.
                                 Mr. Yeager founded the Pittsburgh Hub in 1975 and served as its President from 1975 to 1977.
                                 Mr. Yeager received a Masters in Business
                                 Administration degree from the University of Chicago in 1987 and a Bachelor of Arts degree from the University of Dayton in 1975.
                                 Mr. Yeager is the son of Phillip C. Yeager and the brother of Mark A. Yeager. Mr. Yeager also serves as a director of SPR Inc.

  Thomas L. Hardin       54      Thomas L. Hardin has served as the Company's
                                 President since October 1985 and has served as Chief Operating Officer and a director of the Company since March 1995. From January 1980 to
                                 September 1985, Mr. Hardin was Vice
                                 President-Operations and from June 1972 to December 1979, he was General Manager of the Company. Prior to joining the Company, Mr. Hardin worked for the Missouri Pacific
                                 Railroad where he held various marketing and pricing positions. Mr. Hardin is presently
                                 Chairman of the Intermodal Association of North America.

  Gary D. Eppen          63      Gary D. Eppen has served as a director of the
                                 Company since February 1996. Having served as a Professor of Industrial Administration in the Graduate School of Business at The
                                 University of Chicago since 1964, Mr. Eppen is currently the Ralph and Dorothy Keller
                                 Distinguished Service Professor of Operations
                                 Management and Deputy Dean for part-time programs. He received a Ph.D. in Operations
                                 Research from Cornell University in 1964, a
                                 Master of Science in Industrial Engineering from the University of Minnesota in 1960, a Bachelor of Science from the University of Minnesota in 1959 and an Associate in Arts degree in Pre-Engineering from Austin Junior
                                 College in 1956. Mr. Eppen also serves as a director of Landauer, Inc.

  Charles R. Reaves      61      Charles R. Reaves has served as a director of
                                 the Company since February 1996.  Since 1994,
                                 Mr. Reaves has been President and Chief
                                 Executive Officer of Reaves Enterprises, Inc., a real estate development company. From April
                                 1962 until November 1994, Mr. Reaves worked for Sears Roebuck & Company in various positions, most recently as President and Chief Executive Officer of Sears Logistics
                                 Services, Inc., a transportation, distribution and home delivery subsidiary of Sears
                                 Roebuck & Company.  Mr. Reaves received a
                                 Bachelor of Science degree in Business
                                 Administration from Arkansas State University in 1961.

  Martin P. Slark        45      Martin P. Slark has served as a director of
                                 the Company since February 1996.  Since 1976,
                                 Mr. Slark has been employed by Molex
                                 Incorporated ("Molex"), a manufacturer of electronic, electrical and fiber optic interconnection products and systems. Having worked for Molex in Europe, the United
                                 States and Asia, Mr. Slark is presently a Director and an Executive Vice President of
                                 Molex. Mr. Slark received a Masters in
                                 Business Administration degree from the
                                 London Business School in 1993, a
                                 Post-Graduate Diploma in Management Studies from the London School of Economics in 1981 and a Bachelors of Science degree in Engineering from Reading University in 1977.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

                      MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors has both an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. During the fiscal year ended December 31, 1999, the full Board of Directors met six times, the Audit Committee met twice and the Compensation Committee met twice. During 1999, all directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which they served.

         The duties of the Audit Committee are to oversee the Company's internal control structure; review the Company's financial statements and other financial information to be included in the Company's 10-K and annual report to stockholders; select the independent auditors for the Company and its subsidiaries; and review the Company's annual audit plan. The members of the Audit Committee are Messrs. Eppen, Reaves and Slark.

         The duties of the Compensation Committee are to determine the compensation of the Company's Chief Executive Officer and to make recommendations to the Board of Directors concerning the salaries of the Company's other officers; to exercise the authority of the Board of Directors concerning the Company's 1996 Long-Term Incentive Plan, 1997 Long-Term Incentive Plan and 1999 Long-Term Incentive Plan; and to advise the Board of Directors on other compensation and benefit matters. The members of the Compensation Committee are Messrs. Eppen, Reaves and Slark.

                  OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

         The following table sets forth information with respect to the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by
(i) each director of the Company, (ii) the executive officers of the Company named in the table under "Compensation of Directors and Executive Officers--Summary Compensation Table," (iii) all directors and executive officers of the Company as a group, and (iv) based on information available to the Company and a review of statements filed with the Commission pursuant to
Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each person that owns beneficially (directly or together with affiliates) more than 5% of the Class A Common Stock or Class B Common Stock, in each case as of March 31, 2000, except as otherwise noted. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of the Class A Common Stock or Class B Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                                                NUMBER (1)
                                                                        --------------------------
                               NAME                                       CLASS A         CLASS B     PERCENTAGE(2)
------------------------------------------------------------------      ----------       ---------    -------------
Phillip C. Yeager(3)(4)...........................................          47,000         662,296         9.2%
David P. Yeager(3)(5).............................................          50,300         662,296         9.2%
Thomas L. Hardin(6)...............................................          50,000              --          *
Richard M. Rogan(7)...............................................          14,400              --          *
John T. Donnell(8)................................................          26,200              --          *
Mark A. Yeager(3)(9)..............................................          30,000         662,296         9.0%
Gary D. Eppen(10).................................................          13,000              --          *
Charles R. Reaves(10).............................................          12,000              --          *
Martin P. Slark(11)...............................................          12,000              --          *
All directors and executive officers as a group (13 persons)(12) .         290,900         662,296        12.0%
Debra A. Jensen(3)(13)............................................              --         662,296         8.6%
T. Rowe Price Associates, Inc.(14)................................         417,900              --         5.4%
Tweedy, Browne Company LLC/ TBK Partners L.P.(15).................         419,710              --         5.4%
Dimensional Fund Advisors, Inc.(16)...............................         486,100              --         6.3%
Capital Group International, Inc./ Capital Guardian Trust
  Company (17)....................................................         914,000              --        11.9%
Wanger Asset Management, L.P./ Wanger Asset Management,
  Ltd./Acorn Investment Trust (18)................................       1,416,300              --        18.4%

---------------------------

* Represents less than 1% of the outstanding shares of Common Stock.

(1) Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights, or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Represents percentage of total number of outstanding shares of Class A Common Stock and Class B Common Stock.

(3) The Yeager family members are parties to a stockholders' agreement (the "Yeager Family Stockholder Agreement"), pursuant to which they have agreed to vote all of their shares of Class B Common Stock in accordance with the vote of the holders of a majority of such shares. Except as provided in footnotes 5 and 9, each of the Yeager family members disclaims beneficial ownership of the shares of Class B Common Stock held by the other Yeager family members. The Class B Common Stock represents approximately 65% of the total votes allocable to the Common Stock. Members of the Yeager family own all of the Class B Common Stock.

(4) Includes 413,934 shares of Class B Common Stock as to which Phillip C. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Also includes 42,000 shares of Class A Common Stock issuable upon exercise of options.

(5) Includes 36,794 shares of Class B Common Stock owned by the Laura C. Yeager 1994 GST Trust, 36,794 shares of Class B Common Stock owned by the Matthew D. Yeager 1994 GST Trust and 36,794 shares of Class B Common Stock owned by the Phillip D. Yeager 1994 GST Trust, for which David P. Yeager serves as sole trustee and has sole investment and voting discretion and 469,127 shares of Class B Common Stock as to which David P. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Also includes 30,000 shares of Class A Common Stock issuable upon exercise of options.

(6) Includes 30,000 shares of Class A Common Stock issuable upon exercise of options.

(7) Includes 14,000 shares of Class A Common Stock issuable upon exercise of options.

(8) Includes 21,200 shares of Class A Common Stock issuable upon exercise of options.

(9)      Includes 36,794 shares of Class B Common Stock owned by the Alexander
         B. Yeager 1994 GST Trust and 36,794 shares of Class B Common Stock owned by the Samantha N. Yeager 1994 GST Trust, for which Mark A. Yeager serves as sole trustee and has sole investment and voting discretion and 551,914 shares of Class B Common Stock as to which Mark
         A. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Also includes 20,000 shares of Class A Common Stock issuable upon exercise of options.

(10) Includes 12,000 shares of Class A Common Stock issuable upon exercise of options.

(11) Includes 8,000 shares of Class A Common Stock issuable upon exercise of options.

(12) Includes 224,200 shares of Class A Common Stock issuable upon exercise of options.

(13)     Debra A. Jensen is the daughter of Phillip C. Yeager.

(14) T. Rowe Price Associates, Inc. ("Price") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, Price has sole dispositive power with respect to all 417,900 shares of Class A Common Stock beneficially owned and sole voting power with respect to 141,600 shares of Class A Common Stock beneficially owned. These securities are owned by various individual and institutional investors which Price serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the Exchange Act, Price is deemed the beneficial owner of such securities; however, Price expressly disclaims that it is, in fact, the beneficial owner of such securities. The number of shares beneficially owned by Price is indicated as of February 14, 2000. The address of Price is 100 E. Pratt Street, Baltimore, MD 21202.

(15) Tweedy, Browne Company LLC ("TBC") and TBK Partners L.P. ("TBK") filed a Schedule 13D with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13D, (i) TBC has shared dispositive power with respect to all 403,170 shares of Class A Common Stock beneficially owned and sole voting power with respect to 391,085 shares of Class A Common Stock beneficially owned and (ii) TBK has sole dispositive power with respect to 16,540 shares of Class A Common Stock beneficially owned and sole voting power with respect to 16,540 shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by TBC and TBK is indicated as of June 30, 1999. The address of TBC and TBK is 52 Vanderbilt Avenue, New York, NY 10017.

(16) Dimensional Fund Advisors, Inc. ("Dimensional") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. The number of shares beneficially owned by Dimensional is indicated as of February 4, 2000. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(17) Capital Group International, Inc. and Capital Guardian Trust Company (collectively, "Capital") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. Capital has sole dispositive power with respect to all 914,000 shares of Class A Common Stock beneficially owned and sole voting power with respect to 839,000 shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by Capital is indicated as of February 10, 2000. The address of Capital is 11100 Santa Monica Boulevard, Los Angeles, CA 90025.

(18) Wanger Asset Management, L.P., Wanger Asset Management, Ltd. (collectively "Wanger") and Acorn Investment Trust ("Acorn") filed a
         Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, Wanger has shared dispositive power and shared voting power with respect to all 1,416,300 shares of Class A Common Stock beneficially owned. Acorn has shared dispositive power with respect to 1,105,000 shares of Class A Common Stock beneficially owned and has shared voting power with respect to 1,105,000 shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by Wanger and Acorn are indicated as of February 11, 2000. The address of Wanger and Acorn is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's 1999 fiscal year all applicable
Section 16(a) filing requirements were complied with by the officers, directors, and greater than ten-percent beneficial owners.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of the annual, long-term and other compensation for services rendered to the Company for the fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999 paid or awarded to those persons who were, at December 31, 1999: (i) the Company's chief executive officer, and (ii) the Company's four most highly compensated executive officers other than the chief executive officer (collectively, together with the Company's chief executive officer, the "Named Executive Officers").

                                                                                      LONG-TERM
                                                 ANNUAL COMPENSATION                 COMPENSATION
                                       --------------------------------------        ------------

                                                                 OTHER ANNUAL          OPTIONS/         ALL OTHER
         NAME AND                      SALARY         BONUS      COMPENSATION            SARS          COMPENSATION
   PRINCIPAL POSITION         YEAR       ($)           ($)            ($)                (#)                ($)
-------------------------     ----     -------       -------     ------------        -----------       ------------
David P. Yeager               1999     364,000       500,000       3,438(1)               --             5,035(2)
Vice Chairman and             1998     346,500       225,250       1,113(1)             5,000            5,062(2)
Chief Executive Officer       1997     330,000       411,840       --                     --             5,062(2)

Thomas L. Hardin              1999     287,000       325,000       6,982(1)               --             5,035(2)
President and                 1998     273,000       225,250       1,500(1)             5,000            5,062(2)
Chief Operating Officer       1997     260,000       274,560       --                     --             5,062(2)

Mark A. Yeager                1999     208,500       210,000       2,805(1)             7,500            5,035(2)
President-Field Operations    1998     168,000       127,500         421(1)               --             5,062(2)
                              1997     160,000       101,760       --                     --             5,062(2)

John T. Donnell               1999     210,000       238,350       --                   5,000            5,035(2)
E.V.P.- National Accounts     1998     210,000       144,481       --                   3,000            5,062(2)
                              1997     200,000       235,000       --                     --             5,062(2)

Richard M. Rogan              1999     215,500       200,000       --                   5,000            5,035(2)
E.V.P.- Marketing and         1998     200,000       112,500       --                     --             5,062(2)
President Hub Highway         1997     181,500       120,000       --                     --             5,062(2)

------------------

(1)      Represents above market earnings on deferred compensation.

(2) Represents the Company's matching contribution to the Company's Section 401(k) deferred compensation plan of $4,900 in 1999, 1998 and 1997, respectively, and represents the value of insurance premiums paid by the Company with respect to term life insurance for the benefit of each Named Executive Officer equal to $135 during 1999 and $162 during each of 1998 and 1997.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table summarizes the grants of stock options awarded to the Named Executive Officers during the fiscal year ended December 31, 1999, under the Company's 1999 Long-Term Incentive Plan.

                                INDIVIDUAL GRANTS
                              ---------------------
                                                                                           POTENTIAL REALIZABLE VALUE
                                            % OF                                             AT ASSUMED ANNUAL RATES
                              OPTIONS/      TOTAL                                          OF STOCK PRICE APPRECIATION
                                SARs       OPTIONS/                                            FOR OPTION TERM (3)
                              GRANTED        SARs         EXERCISE         EXPIRATION      ---------------------------
          NAME                   (#)       GRANTED     PRICE ($/SH)(1)      DATE (2)         5%($)            10%($)
------------------------      --------     --------    ---------------     ----------      ---------         -------
Mark A. Yeager..........        7,500        2.1%          18.75            12/10/09         88,438          224,120
John T. Donnell.........        5,000        1.4%          18.75            12/10/09         58,959          149,413
Richard M. Rogan........        5,000        1.4%          18.75            12/10/09         58.959          149,413

------------------

(1) The exercise price equals the closing stock price on December 10, 1999.

(2) The options were granted on December 10, 1999 and vest ratably over a five-year period, expiring ten years after their grant date.

(3) The potential realizable dollar value of a grant is the product of: (a) the difference between (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the stock appreciation rate compounded annually over the term of the option (here, 5% and 10%), and
    (ii) the per-share exercise price of the option, and (b) the number of securities underlying the grant at fiscal year-end.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

        The following table provides information concerning options exercised by the Named Executive Officers during the fiscal year ended December 31, 1999, and the value at December 31, 1999, of unexercised options.

                                                                     NUMBER OF SHARES OF
                                                                     CLASS A COMMON STOCK        VALUE ($) OF
                                                                    UNDERLYING UNEXERCISED    UNEXERCISED IN-THE-
                                        SHARES                            OPTIONS AT           MONEY OPTIONS AT
                                       ACQUIRED                       DECEMBER 31, 1999        DECEMBER 31, 1999
                                          ON                        ----------------------    -------------------
                                       EXERCISE       VALUE             EXERCISABLE/              EXERCISABLE/
               NAME                       (#)      REALIZED ($)         UNEXERCISABLE             UNEXERCISABLE
---------------------------------     ----------   ------------     ----------------------    -------------------
David P. Yeager..................          0            0               22,000/18,000            126,000/84,000
Thomas L. Hardin.................          0            0               22,000/18,000            126,000/84,000
Mark A. Yeager...................          0            0               15,000/17,500             90,000/69,375
John T. Donnell..................          0            0               15,600/17,400             90,000/66,250
Richard M. Rogan.................          0            0               10,000/15,000             54,000/42,250

COMPENSATION OF DIRECTORS

        Directors who are not employees of the Company received $20,000 for serving as a director during 1999. Directors who are employees of the Company do not receive additional compensation for such services. Both employee and non-employee directors are reimbursed for their travel and other expenses incurred in connection with attending meetings of the Board of Directors or committees thereof. In addition, simultaneously with the closing of the initial public offering (the "Offering") of the Company, Messrs. Eppen, Reaves and Slark each received options to purchase 12,000 shares of Class A Common Stock exercisable at $14.00 per share. All of these options have now vested for each director. On December 10, 1999, Messrs. Eppen, Reaves and Slark each received additional options to purchase 12,000 shares of Class A Common Stock exercisable at $18.75 per share. These options vest ratably over a three-year period.

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee approves the policies under which compensation is paid or awarded to the Company's executive officers. The Compensation Committee consists of the three independent members of the Board.

        In October 1998, the Board of Directors commissioned a third party to conduct a study of the Company's compensation program. This study included a survey of compensation practices in the transportation industry using a broad sample of companies within the industry. This independent study was used as the benchmark to determine competitive compensation ranges for senior executives. The Compensation Committee implemented certain recommendations from the independent study and, using this study, determined the compensation structure for 1999. An independent study of compensation practices in the transportation industry will be conducted periodically by a third party to update the Company's benchmark of competitive compensation ranges for senior executives.

        The 1999 Compensation structure approved by the Compensation Committee was based on the following philosophy:

COMPENSATION PHILOSOPHY

        The Company's compensation philosophy is designed to link executive performance to long-term stockholder value, connect pay with individual performance, maintain a compensation system that is competitive with the industry standards and attract and retain outstanding executives.

DESCRIPTION OF COMPENSATION PROGRAMS

        The Company's executive compensation program has three components--base salary, annual incentives, and long-term incentives. Base salary and annual incentives are primarily designed to reward current and past performance. Long-term incentives are primarily designed to provide strong incentives for long-term future Company growth.

        BASE SALARY To attract and retain qualified executives, base salary is determined using competitive criteria within the transportation industry. Salary increases are based on individual performance and, to a lesser extent, trends within the industry.

        ANNUAL INCENTIVE The Company's bonus plan recognizes and rewards executives for taking actions that build the value of the Company, generate competitive total returns for stockholders, and provide value-added solutions for the Company's customers. For most executive officers, bonus compensation is based on individual performance and Company performance. The component of the bonus based on individual performance is conditioned on the individual meeting certain pre-determined objectives and the component of the bonus based on Company performance is based on the Company meeting certain performance goals.

        LONG-TERM INCENTIVES The Company's Long-Term Incentive Program serves to reward executive performance that successfully executes the Company's long-term business strategy and builds stockholder value. The program allows for the awarding of options and stock appreciation rights, restricted stock and performance units. During fiscal year 1999, non-qualified stock options were granted to certain of the Company's executive officers. The grants were designed to motivate each executive officer to continue the Company's growth.

SECTION 162(M) COMPENSATION COMMITTEE REPORT DISCLOSURE

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the Company's deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1 million unless certain requirements are met. The policy of the Committee with respect to section 162(m) is to establish and maintain a compensation program which will optimize the deductibility of compensation. In that regard, no executive officer received compensation in excess of $1 million during fiscal year 1999. The Committee, however, reserves the right to use its judgment, where merited by the Committee's need to respond to changing business conditions or by an executive officer's individual performance, to authorize compensation which may not, in a specific case, be fully deductible to the Company.

COMPENSATION ADMINISTRATION

        The Compensation Committee will follow an annual cycle to administer each of the three components of executive compensation. The independent study of competitive compensation practices within the transportation industry will continue to be used as the benchmark to determine competitive compensation ranges for senior executives. Individual performance and contribution to the achievement of strategic objectives will be considered in the determination of annual compensation for each executive. The integrity of the Company's compensation program relies on an annual performance evaluation process.

DISCUSSION OF CEO COMPENSATION

        Consistent with the Company's compensation philosophy, the Compensation Committee approved Mr. David P. Yeager's total compensation during fiscal year 1999. Mr. Yeager's base salary was based on overall performance of the Company, on relative levels of compensation for CEOs within the benchmark companies in the transportation industry and on individual performance related to strategic objectives. Mr. Yeager's incentive compensation was based on achievement of goals relating to the Company's earnings per share target.

        The Compensation Committee approved the following compensation for Mr. Yeager during 1999: (i) a base salary of $364,000 per year and (ii) a bonus of $500,000.


                                    COMPENSATION COMMITTEE,


                                    Gary D. Eppen
                                    Charles R. Reaves
                                    Martin P. Slark

PERFORMANCE GRAPH

        The following line graph compares the Company's cumulative total stockholder return on its Class A Common Stock since March 13, 1996, the date that the Class A Common Stock began trading, with the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Trucking and Transportation Index. These comparisons assume the investment of $100 on March 13,1996 in each index and in the Company's Class A Common Stock and the reinvestment of dividends.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

                              [GRAPH APPEARS HERE]

                             3/13/96   12/31/96   12/31/97   12/31/98   12/31/99
                             -------   --------   --------   --------   --------

Hub Group, Inc.                 100        191      212        138         142
Nasdaq Stock Market             100        119      146        205         370
Nasdaq Trucking & Transp.       100        103      132        117         125

                              CERTAIN TRANSACTIONS

         On April 1, 1999 the Company purchased the remaining 70% minority interest in Hub City Alabama, L.P., Hub City Atlanta, L.P., Hub City Boston, L.P., Hub City Canada, L.P., Hub City Cleveland, L.P., Hub City Detroit, L.P., Hub City Florida, L.P., Hub City Indianapolis, L.P., Hub City Kansas City, L.P., Hub City Mid-Atlantic, L.P., Hub City New York-New Jersey, L.P., Hub City New York State, L.P., Hub City Ohio, L.P., Hub City Philadelphia, L.P., Hub City Pittsburgh, L.P., Hub City Portland, L.P. and Hub City St. Louis, L.P. (each a "Purchased Hub" and, collectively, the "Purchased Hubs") for approximately $108.7 million in cash. Phillip C. Yeager received approximately $8,745,000, David P. Yeager (including members of his immediate family) received approximately $11,437,000, Thomas L. Hardin received approximately $4,822,000, Mark A. Yeager (including members of his immediate family) received approximately $8,751,000, Debra A. Jensen (including members of her immediate family) received approximately $9,856,000, John T. Donnell received approximately $2,410,000 and Daniel F. Hardman received approximately $110,000. The purchase price paid by the Company was based upon the option formula contained in the respective Amended and Restated Limited Partnership Agreements of each Purchased Hub. The decision to exercise the options to acquire the minority interests in the Purchased Hubs was made by the independent members of the Company's Board of Directors.

                                    AUDITORS

         The Board of Directors has selected Arthur Andersen LLP as the independent accountant of the Company. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

                           PROXY SOLICITATION EXPENSE

         The expense of any proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company will, upon request, reimburse brokers, banks, and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders must be received in writing by the Secretary of the Company at the principal executive offices of the Company no later than December 13, 2000, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting of stockholders.

         The Company anticipates that its next annual meeting of stockholders will be held in May 2001. If a stockholder desires to submit a proposal for consideration at the next annual meeting of stockholders, written notice of such stockholder's intent to make such a proposal must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail no earlier than February 16, 2001 nor later than March 19, 2001. Each notice must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the annual meeting of stockholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class and number of shares of the Company which are beneficially owned by the stockholder. In addition, the notice must set forth the reasons for conducting such proposed business at the annual meeting of stockholders and any material interest of the stockholder in such business. The presiding officer of the annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the annual meeting of stockholders will not be considered.

                                   By order of the Board of Directors,



                                   DAVID C. ZEILSTRA
                                   Vice President, Secretary and General Counsel

Lombard, Illinois
April 12, 2000

EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, IS REQUESTED TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A STOCKHOLDER MAY REVOKE HIS OR HER PROXY AT ANY TIME PRIOR TO VOTING.